UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, DC 20549


                               FORM 8-K

                            CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report(Date of earliest event reported)   August 4, 2004

                              CASH NOW CORPORATION
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Nevada                        000-32781                N/A
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State or other jurisdiction   Commission File IRS Employer Identification
 of incorporation)                Number                No.


110 East Broward Blvd. Suite 1700
Ft Lauderdale, FL                                  33301
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(Address of principal                           (Zip/Postal Code)
  executive offices

Registrant's telephone number:     1-888-224-9641


          B.Com, Inc., 60 West Wilmot Unit 11, Richmond Hill, Ontario L4B 1M6
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          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR 240.13e-4(c))

Item 5.02 Election of Director

     On November 26, 2004, the Company appointed Mr. John Falting to the Board of Directors.

Item 5.03 Amendment to Articles of Incorporation

     On August 4, 2004 the Company changed its name to Cash Now Corporation to reflect the new direction of the Company.

Item 9.01  Exhibits

99              Announcement of new director



                                    SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

                                          CASH NOW CORPORATION

Date:    December 1, 2004               By: /s/ Andrea Zecevic
                                        ----------------------
                                        Andrea Zecevic, President

Exhibit 99.1


     FT. LAUDERDALE, Fla.--(BUSINESS WIRE)--Nov. 26, 2004--Cash Now Corporation (CHNW.PK) announced that John Anthony Falting has joined the Company's Board of Directors. Mr. Falting is currently Chief Executive Officer of Cash Now Australia Pty.

     "Mr. Falting brings an incredible wealth of knowledge and wisdom to Cash Now," said Andrea Zecevic, President. "John is going to be a terrific Director and we're excited and honored that he has decided to sit on our board at a time that great things are happening to Cash Now."

     Mr. Falting stated, "Andrea and her team have done an incredible job in making Cash Now the very best in the world." Miro Zecevic Chairman of the Board and CEO added, "We are very pleased to have John join the Cash Now American Board of Directors. He brings international and professional experience which will enhance our Board. John's business knowledge will be greatly required as Cash Now begins a new upward growth phase as we implement our goals for 2005. This is truly an exiting time for Cash Now and our shareholders."

ABOUT CASH NOW

     Profit Guide magazine recently ranked the Cash Now Group of company's number 10 out of the 50 fastest growing and most promising emerging companies. Our C.E.O. has been nominated as one of Canada's top 40 under 40 executives, by the Globe and Mail report on business, Canada's National business daily newspaper.

     Our top and mid-management staff are considered industry visionaries. Most of them have been employed by some of our top competitors, and some have ranked as high as the President and C.O.O. Our website is ranked in the top 5% world wide and top 100 of the industry. We are the fastest growing, most e-commerce enabled, content rich portal of our industry (source Alexa January 2004).

     The Cash Now name, logo and brand name awareness is promoted extensively by our full-time I.T. staff members, who ensure that several million impressions of the Cash Now brand name is served daily.

     The Cash Now brand dominates the industry with 10% click through rate compared to the 2% industry rate and our competition average. (Source Google search engine April 29/02 to Aug 9/02 tracking period). All of this translates to more customer appeal for our Licensees.

  FORWARD LOOKING  STATEMENTS

     Matters discussed in this press release are ``forward-looking statements.'' Statements describing objectives or goals or the Company's future plans are also forward-looking statements and are subject to certain risks and uncertainties, including the financial performance of the Company and market valuations of its stock, which could cause actual results to differ materially from those anticipated. Forward-looking statements in this news release are made pursuant to the ``Safe Harbor'' provisions of the United States Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, risks relating to the ability to close transactions being contemplated, risks related to sales, continued acceptance of Cash Now's products, increased levels of competition, technological changes, dependence on intellectual property rights and other risks detailed from time to time in Cash Now's periodic reports filed with the United States Securities and Exchange Commission and other regulatory authorities